EXHIBIT 10.27

                     FIRST AMENDMENT TO SENIOR SUBORDINATED

                             NOTE PURCHASE AGREEMENT

      This FIRST AMENDMENT TO SENIOR SUBORDINATED NOTE PURCHASE AGREEMENT ("AMENDMENT") is dated as of May 19, 2000, and is entered into by and among CASTLE DENTAL CENTERS, INC., a corporation formed under the laws of Delaware (the "COMPANY"), HELLER FINANCIAL, INC., a Delaware corporation ("HELLER") and MIDWEST MEZZANINE FUND II, L.P., a Delaware limited partnership ("Midwest") (Heller and Midwest are sometimes referred to individually as a "HOLDER" and together as the "HOLDERS").

      WHEREAS, the Company and the Holders are parties to a certain Senior Subordinated Note Purchase Agreement dated January 31, 2000 (as such agreement has from time to time been amended, supplemented or otherwise modified, the "AGREEMENT"); and

      WHEREAS, the parties desire to amend the Agreement as hereinafter set forth.

      NOW THEREFORE, in consideration of the mutual conditions and agreements set forth in the Agreement and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. DEFINITIONS. Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Agreement.

      2. AMENDMENTS. Subject to the conditions set forth below, the Agreement is hereby amended as follows:

            (a) Subsection 1.02 is amended by deleting the definition of "Applicable Margin" in its entirety and inserting the following in lieu thereof:

                  "APPLICABLE MARGIN" shall mean (a) with respect to interest calculated by reference to the Eurodollar Rate, (i) from January 31, 2000 through April 30, 2000, four percent (4.0%) and (ii) from May 1, 2000 and thereafter, five and one half percent (5.5%) and (b) with respect to interest calculated by reference to the Base Rate,
            (i) from January 31, 2000 through April 30, 2000, two and three quarters percent (2.75%) and (ii) from May 1, 2000 and thereafter, four and one quarter percent (4.25%).

            (b) Subsection 1.02 is further amended by deleting the definition of "EBITDA" in its entirety and inserting the following in lieu thereof:

                  "EBITDA" shall mean, for any period, the sum of Consolidated
            Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, taxes, depreciation, depletion, amortization, the amount of the settlement of the lawsuit with Joseph Bonola, D.D.S. up to but not to exceed $1,372,743 as reflected on
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            Schedule 1 to the Second Amendment to the Senior Credit Agreement,
            dated as of September 30, 1999 and the amount of the unreimbursed (whether by insurance or otherwise) legal feesand expenses related to the arbitration with Dr. Leon Roisman, D.M.D. that was expensed in Fiscal year 1999, up to but not to exceed $541,000.

            (c) Subsection 1.02 is further amended by inserting the definition of "Payment Rate" in its entirety and in the proper alphabetical order:

                  "PAYMENT RATE" shall mean the Eurodollar or Base Rate, as
            applicable, PLUS appropriate Applicable Margin in effect from time to time, LESS, in any case, from May 1, 2000 through December 31, 2000, one and one half percent (1.5%).

            (d) Subsection 1.02 is further amended by inserting the definition of "PIK Interest" in its entirety and in the proper alphabetical order:

                  "PIK INTEREST" shall mean that interest computed on the unpaid principal amount of the Notes at one and one-half percent (1.5%) from May 1, 2000 through December 31, 2000.

            (e) Subsection 2.03(a) is hereby amended in its entirety to hereafter read as follows:

            " (a) VOLUNTARY PREPAYMENTS. Subject to the terms of the Subordination Agreement, the Company may prepay the outstanding principal of (together with accrued interest on and, if applicable, the prepayment fee described below) the Subordinated Notes in full or in part (in minimum amounts of $1,000,000), at any time and from time to time on any Quarterly Date as applicable, upon not less than three (3) Business Days' prior notice to Holders. The Company shall not be permitted to prepay voluntarily the Convertible Notes. Any prepayment in full of the Subordinated Notes shall be accompanied by all PIK Interest accrued to date."

            (f) Subsection 2.03(b)(ii) is hereby amended in its entirety to hereafter read as follows:

            " (ii) concurrently with the consummation of a Change in Control, Company shall pay the outstanding principal of the Subordinated Notes (together with accrued interest and, if applicable, the prepayment fee described below). Any prepayment in full of the subordinated Notes shall be accompanied by all PIK Interest accrued to date."

            (g) Subsection 3.02(c) is hereby amended in its entirety to hereafter read as follows:

            " DUE DATES. Accrued interest on the Notes shall be payable at the Payment Rate on each Quarterly Date, except that interest payable at the Post-Default Rate shall be payable from time to time on demand. The PIK Interest shall accrue from

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            May 1, 2000 through December 31, 2000 and shall be payable in full on the first Quarterly Date in the year 2001 and shall also be payable on demand upon the occurrence of an Event of Default. In addition, accrued interest on Convertible Notes shall be payable on the date of conversion of all or any part of such Convertible Note."

            (h) Section 9.13 is amended by deleting the first sentence thereof and inserting the following in lieu thereof:

            "The Company will not permit its Leverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be greater than the ratio on the relevant dates set forth below:

                  DATE                                               RATIO
                  ------------------------------------------------------------
                  March 31, 2000                                  3.65 to 1.00
                  June 30, 2000                                   3.65 to 1.00
                  September 30, 2000                              3.50 to 1.00
                  December 31, 2000 and thereafter                3.25 to 1.00."

            (i) Section 9.14 is amended in its entirety to hereafter read as follows:

                  "Section 9.14 FIXED CHARGE COVERAGE RATIO . The Company will not permit its Fixed Charge Coverage Ratio as of the end of any fiscal quarter (calculated on a rolling four quarter basis) to be less than the ratio on the relevant dates set forth below.

                  DATE                                               RATIO
                  ------------------------------------------------------------
                  March 31, 2000                                  1.15 to 1.00
                  June 30, 2000                                   1.15 to 1.00
                  September 30, 2000                              1.15 to 1.00
                  December 31, 2000                               1.15 to 1.00
                  March 31, 2001                                  1.00 to 1.00
                  June 30, 2001 and thereafter                    1.05 to 1.00

            For purposes of this Section 9.14, "FIXED CHARGE COVERAGE RATIO" shall mean (a) with respect to all calculations of Fixed Charge Coverage Ratio through and including December 31, 2000, the ratio for the relevant period of (i) EBITDA, LESS taxes payable in cash, PLUS lease and rental expense to the extent deducted in computing net income to (ii) lease and rental expense, PLUS interest expense, PLUS, scheduled senior and subordinate principal payments including Senior Funded Debt, capital leases, the Indebtedness, Junior Subordinated Debt, Debt described on Schedule 9.01 and other Debt subordinated or required to be subordinated to the Indebtedness and
            (b) with respect to all calculations of Fixed Charge Coverage Ratio on January 1, 2001 and thereafter, the ratio for the relevant period

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            of (i) EBITDA, LESS taxes payable in cash, PLUS lease and rental expense to the extent deducted in computing net income to (ii) lease and rental expense, PLUS interest, PLUS, during the Revolving Credit Period (as defined in the Senior Credit Agreement), one-seventh (1/7) of the then-outstanding principal balance of the Senior Loans, PLUS, without duplication, current maturities of long-term debt, PLUS capital leases PLUS, from and after Revolving Credit Period scheduled payments of principal on Debt of the Company and its Subsidiaries. For any calculation period which would include one or more quarters prior to any Stock Purchase or any Asset Purchase or any other future acquisition of an entity, the "rolling four quarters" shall include the "pro forma" EBITDA of the applicable Acquired Entity for such prior periods as approved by Holders, adjusted to reflect costs and expenses which such Acquired Entity would have included had the Management Services Agreements between Company and/or any Subsidiary and such Acquired Entity been in effect (adding back appropriate executive salaries and non-cash charge offs relating to this transaction), in each instance, as approved by Holders."

            (j) Section 9.15 is amended in its entirety to hereafter read as follows:

            "9.15 RATIO OF TOTAL FUNDED DEBT TO EBITDA. The Company will not permit its ratio of Total Funded Debt as of the end of any fiscal quarter to EBITDA for the four fiscal quarters ending on such date to be greater than the ratio for the relevant periods set forth below:

                  PERIOD ENDING                                       RATIO
                  --------------------------------------------------------------
                  March 31, 2000                                  5.00 to 1.00
                  June 30, 2000                                   5.00 to 1.00
                  September 30, 2000                              4.75 to 1.00
                  December 31, 2000 and thereafter                4.25 to 1.00.

            For purposes hereof, EBITDA shall be calculated as provided in section 9.13. For clarity purposes, it is understood and agreed that Total Funded Debt includes, without limitation, any and all deferred interest under all Total Funded Indebtedness."

      3. AMENDMENT FEES. In connection with the execution of this Amendment, the Company shall pay to Holders, for their ratable benefit, a fee of $37,500 ("AMENDMENT FEE"), which Amendment Fee shall be deemed to be earned on the Effective Date and shall be due and payable on the following dates in the following amounts:

                  DATE                          AMOUNT
                  ----------------------------------------
                  Effective Date                $12,502.50
                  September 29, 2000            $12,498.75
                  December 29, 2000             $12,498.75

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;provided, however, in the event the Company pays to Holders the entire principal balance of the Subordinated Notes prior to December 29, 2000, the entire unpaid amount of the Amendment Fee shall become immediately due and payable.

      4. CONDITIONS. The effectiveness of this Amendment (the date on which this Amendment becomes effective shall referred to as the "EFFECTIVE DATE") is subject to the following conditions precedent (unless specifically waived in writing by the Holders):

            (a) The Company shall have executed and delivered this Amendment, and such other documents and instruments as the Holders may reasonably require shall have been executed and/or delivered to the Holders;

            (b) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Holders and their legal counsel;

            (c) Holders shall have received all deliquent payments due under the Agreement;

            (d) After giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing;

            (e) Each of the Holders shall have received (and the Company covenants and agrees to deliver to Holders), by May __, 2000 [TWO WEEKS FROM EFFECTIVE DATE], the documents referred to in Section 8.01(a) of the Agreement for the fiscal year ended December 31, 1999 and Section 8.01(b) for the fiscal quarter ended March 31, 2000;

            (f) Each of the Holders shall have received consolidated and consolidating statements of income, stockholders' equity, changes in financial position and cash flow of the Company and its Consolidated Subsidiaries for the months ending January 31, 2000 and February 29, 2000, in each case prepared by the Company and accompanied by the certificate of a Responsible Officer stating that such financial statements fairly present the consolidated and consolidating financial condition of the Company and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, each such month;

            (g) Each of the Holders shall have received evidence that the requisite number of Senior Lenders have consented to the execution of this Amendment; and

            (h) The Senior Credit Documents shall have been amended in a manner satisfactory to Holders and such amendment shall have become effective.

      5. REPRESENTATIONS AND WARRANTIES. To induce Holders to enter into this Amendment, the Company represents and warrants to Holders:

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            (a) that the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and that this Amendment has been duly executed and delivered by the Company;

            (b) that each of the representations and warranties set forth in
      Article VII of the Agreement (other than those which, by their terms, specifically are made as of certain date prior to the date hereof) are true and correct in all material respects as of the date hereof; and

      6. SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

      7. REFERENCES. Any reference to the Agreement contained in any document, instrument or agreement executed in connection with the Agreement shall be deemed to be a reference to the Agreement as modified by this Amendment.

      8. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall constitute an original, but all of which taken together shall be one and the same instrument.

      9. RATIFICATION. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Agreement and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement are ratified and confirmed and shall continue in full force and effect.

      10. WAIVER. The Company and the Holders hereby acknowledge and agree that prior to the effectiveness hereof, the Company was in default for the months of January, February, March, April and May 2000 under Sections 3.02, 8.01(a) and
(b), 9.13, 9.14 and 9.15 of the Agreement. Provided that no other defaults by the Company currently exist and are continuing under the Agreement, and provided further, the conditions precedent set forth in Section 4 hereof are satisfied, then the defaults listed above which occurred on or before the date hereof are hereby waived by the Holders and the Holders' remedies with respect thereto are hereby waived. Notwithstanding the foregoing, or any other election by the Holders to date in forgiving any default by the Company or in waiving any remedies with respect thereto, no such forgiveness or waiver shall affect or be deemed to affect any default by the Company or any remedy by the Holders existing after the date hereof, and the Holders shall not be obligated in any manner to forgive any such defaults, or waive any such remedies. The Holders hereby reserve, and the Company hereby acknowledges and agrees that the Holders have effectively preserved, all of their rights, remedies and recourses with respect to any default under the Agreement except with respect to the defaults expressly set forth above.

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

HELLER FINANCIAL, INC.,                   CASTLE DENTAL CENTERS, INC.,
 a Delaware corporation                    a Delaware corporation


By:   ________________________            By:   ________________________
Name: ________________________            Name: Jack H. Castle, Jr.
Title:________________________            Title: Chief Executive Officer

                                          ATTEST:

MIDWEST MEZZANINE FUND II, L.P.,          ______________________________
 a Delaware limited partnership                 [ASSISTANT] SECRETARY
                                                [CORPORATE SEAL]

By:   ________________________
Name: ________________________
Title:________________________

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
                            CONSENT AND REAFFIRMATION

      Each of the undersigned (each a "GUARANTOR", collectively the "GUARANTORS") hereby (i) acknowledges receipt of a copy of the foregoing First Amendment to Senior Subordinated Note Purchase Agreement; (ii) consents to the Company's execution and delivery thereof; (iii) agrees to be bound thereby; and
(iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the obligations of Company to Heller and Midwest pursuant to the terms of that certain Subordinated Guaranty Agreement dated January 31, 2000 (the "GUARANTY") and reaffirms that the Guaranty is and shall continue to remain in full force and effect. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that the Holders have no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor's acknowledgment or agreement to future amendments or waivers, and nothing herein shall create such a duty.

      IN WITNESS WHEREOF, each of the undersigned has executed this Consent and Reaffirmation on and as of the date of such Amendment.

                                    ACADEMY FOR DENTAL ASSISTANTS, INC.
                                    CASTLE TEXAS HOLDINGS, INC.
                                    CASTLE DENTAL CENTERS OF
                                    CALIFORNIA, L.L.C.
                                    CASTLE DENTAL CENTERS OF TEXAS, INC.
                                    DENTAL WORLD, INC.
                                    CDC OF CALIFORNIA, INC.
                                    CASTLE DENTAL CENTERS OF AUSTIN, INC.
                                    CASTLE DENTAL CENTERS OF FLORIDA, INC.
                                    CASTLE DENTAL CENTERS OF
                                    TENNESSEE, INC., AND
                                    DENTCOR, INC.

                                    By:    ________________________________
                                    Name:  Jack H. Castle, Jr.
                                    Title: Chief Executive Officer

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